                                                                   EXHIBIT 10.19

                                     FORM OF
                              SEPARATION AGREEMENT



     This Separation Agreement is made and entered into this ____ day of ______, 2000 (this "Agreement") by and between ARGOSY GAMING COMPANY, a Delaware corporation (the "Company") and [Employee], an individual residing in the State of [State], (the "Employee");


                                    RECITALS:

     The Compensation Committee of the Company's Board of Directors believes it is in the best interest of the Company to enter into this Agreement with the Employee.

     NOW THEREFORE, in consideration of the premises and of the covenants and agreements herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company agrees that the Employee shall be employed by the Company during the term of this Agreement initially in the capacity of [Job Title], or in such other capacity as determined by the Company's Chief Executive Officer or Board of Directors. The Employee shall have such duties and responsibilities as are assigned to the Employee by the Chief Executive Officer or Board of Directors of the Company. The Employee acknowledges and agrees that the Employee's duties and responsibilities hereunder may include serving as an officer of the Company's subsidiaries and affiliates without any additional compensation therefor. The Employee hereby accepts employment from the Company upon the terms and conditions herein set forth and agrees to devote his/her best efforts and energies to the business of the Company.

     2. TERM. The term of this agreement shall begin on [Date] and continue unless terminated as hereinafter provided in Sections 5 and 6 hereof.

     3.   COMPENSATION.

          (a) BASE SALARY. During the term of this Agreement the Company shall pay to Employee a Base Salary equal to [Salary] per annum. The Company shall pay the Base Salary to Employee in accordance with the usual and customary payroll procedures of the Company. This Base Salary may be adjusted upward at any time without altering the terms of this Agreement.

          (b) EXECUTIVE AND MANAGEMENT OPTIONS. You shall be eligible to participate in any and all stock option programs created by the Stock Option Committee of the Board of Directors; provided, however, the Stock Option Committee has sole and absolute discretion in granting stock options. The terms and conditions of the stock option program and the stock option grant will be more fully set forth in any Stock Option Agreements and stock grant certificates adopted and delivered respectively.

          (c) FRINGE BENEFITS. The Employee shall be entitled to participate in all insurance and other fringe benefit programs of the Company as are accorded other employees of the Company holding similar positions as the Employee. The employee shall be (i) entitled to participate in the company's health plan effective the first day of employment if a new employee, and (ii) entitled to coverage or reimbursement for any family medical and dental costs not covered by the Company's plans, subject to the Company's Supplemental Medical and Dental Reimbursement Plan for Executives and regulatory guidelines.

          (d) SPECIAL ALLOWANCES. The Company agrees to pay a special allowance of $500 per month to reimburse the Employee for any initiation fees, monthly dues and any assessments in social clubs, fees associated with executive services such as financial planning, as well as to defray the costs and expenses of his/her automobile.

          (e) COMPLIMENTARY PRIVILEGES. The Employee shall be entitled to an employee discount of not less than 25% at Company retail establishments. The Employee and his/her immediate family shall be entitled to complimentary privileges in the Company restaurants and eating establishments.

          (f) REIMBURSEMENT OF EXPENSES. The Employee shall be reimbursed for all items of travel and entertainment and miscellaneous expenses reasonably incurred by him/her on behalf of the Company. Reimbursement for such expenses will be pursuant to, and limited by, the Company's policies with respect to reimbursing business expenses of employees of the Company holding similar positions as the Employee and will require proper documentation.

          (g) ENTIRE COMPENSATION. The compensation and benefits provided for in this Agreement are in full payment of the services to be rendered by the Employee to the Company.

     4. CHANGE OF CONTROL. In the event that there occurs a Change of Control (as hereinafter defined) of the Company, the Employee shall, notwithstanding any actions taken by the Company or its successor after the Change of Control, be entitled to an amount equivalent to three years of Base Salary.

     Such amount shall be paid only if the Employee's employment is (i) terminated due to the Change of Control, or terminated within one (1) year after the Change of Control, or (ii) if the Employee is offered and declines a position with lesser responsibility, or lesser salary as a result of the Change of Control, or is offered and declines a position with lesser responsibility, or lesser salary within one (1) year after the Change of Control.

     In the event the Employee's employment is terminated after the public announcement of a Change of Control but prior to the consummation of a Change of Control for any reason other than those set forth in Sections 5, 6(a), (b), (d) or (e), then the Employee shall be entitled to an amount equivalent to three years of Base Salary.

     For purposes of this Agreement, "Change of Control" shall have the meaning as set forth in the Company's Indenture dated July 6, 1994 with Bank One (Springfield, Illinois) for its 12% Convertible Subordinated Notes due 2001.

     5.   DEATH OR TOTAL DISABILITY OF EMPLOYEE.

          (a) DEATH. In the event of the death of the Employee during the term of this Agreement, this Agreement shall terminate effective as of the date of the Employee's death and the Company shall have no further obligations or liability hereunder, except the Company shall pay to the Employee's estate the portion, if any, of the (i) Employee's Base Salary for the period up to the Employee's date of death which remains unpaid; and (ii) amounts payable pursuant to any employee benefits plans in which the Employee was a participant prior to his/her death.

          (b) DISABILITY. In the event the Employee suffers a Disability (as hereinafter defined) during the term of this Agreement, the Company shall have the right to terminate the Employee's employment hereunder by giving the Employee ten (10) days written notice thereof, and upon expiration of such ten
(10) day period, the Company shall not have any further obligations or liability under this Agreement, except the Company shall pay to Employee the portion, if any, of: (i) the Employee's Base Salary for the period to the date of termination which remains unpaid; and (ii) any amounts payable pursuant to any employee benefit plans in which the Employee was a participant prior to the date of his termination.

     The term "Disability", when used herein, shall mean when the Employee qualifies for a benefit under the Company's long term disability plan or if the Company does not have a long term disability plan, it shall mean a mental or physical condition which, in the reasonable opinion of the Company's designated medical doctor, renders the Employee unable or incompetent to carry out the job responsibilities he/she held or tasks to which he/she was assigned at the time the disability was incurred for a period of 60 consecutive days or 60 days in any 12 consecutive month period.

     6. TERMINATION. Notwithstanding anything contained in this Agreement to the contrary, the Employee's employment under this Agreement may be terminated by the Company upon written notice to Employee for any of the following reasons:

          (a) If the Employee is denied a gaming license by any state gaming board or any other gaming authority having jurisdiction over the operations of the Company or its subsidiaries or affiliates ("Gaming Body"), or if the Employee's license issued by any Gaming Body is suspended, revoked, sanctioned or reprimanded for any period of time or for any conduct;

          (b) If the Employee commits an offense involving moral turpitude under Federal, State or local laws or ordinances or conducts himself/herself publicly or privately in any manner which causes him/her to be held in public ridicule or scorn, or causes public scandal or uses liquors, narcotics or drugs to such an extent as will have visible detrimental effect on the Company;

          (c) If the Employee fails to perform his/her job responsibilities in a manner satisfactory to the Chief Executive Officer or the Board of Directors;

          (d) If the Employee knowingly violates any of the internal control procedures and/or company policies of the Company; or, knowingly violates any statute, rule or regulation of any Gaming Body, the United States Coast Guard, or any other governmental body having jurisdiction over the business activities of the Company; and;

          (e)  If the Employee breaches any term or condition of this agreement.

     In the event that the Company shall terminate the Employee's employment pursuant to this Section 6, the Company shall not have any further obligations or liabilities under this Agreement, except the Company shall (a) pay to the Employee his/her Base Salary up to the 30th day following the date of the Employee's termination hereunder or if the termination is pursuant to Section 6(c) hereof or pursuant to a job elimination with results in a discontinuation of employment with the Company, then the Company shall pay to Employee his/her Base Salary for three (3) months following the date of the Employee's termination; and (b) any amounts or benefits payable pursuant to any employee benefit plan in which the Employee was a participant prior to the date of his/her termination, subject, however, to the terms and provisions of any such employee benefit plan.

     Without limiting the foregoing, the Employee shall surrender all vehicles, credit cards, uniforms, cellular telephones, pagers and other Company property to the Company prior to any payment to the Employee hereunder.

     Following any notice of termination of employment hereunder, Employee shall fully cooperate with the Company in all matters relating to the winding up of his/her pending work on behalf of the Company and the orderly transfer of such work to the other professional employees of the Company. On or after the giving of notice of termination hereunder and during any applicable notice period, the Company shall be entitled to such full-time or part-time services of Employee as the Company may reasonably require.

     7. DISCOVERIES. The Employee will promptly disclose in writing to the Company each improvement, discovery, idea, concept and invention relating to the business of the Company, made or conceived by the Employee either alone or in conjunction with others while employed by the Company hereunder or within six
(6) months after the termination of such employment. This provision shall not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on the Employee's own time, and (a) which does not relate (i) to the business of the Company or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) which does not result from any work performed by the Employee for the Company. The Employee will not disclose any such improvement, discovery, idea, concept or invention to any person except the Company. Each such improvement, discovery, idea, concept or invention shall be the sole and exclusive property of, and is hereby assigned to, the Company, and at the request of the Company, the Employee will assist and cooperate with the Company and any person or persons (at the Company's or such other person's expense) from time to time designated by the Company to obtain for the Company the grant of any letters patent in the United States and/or such other country or countries as may be designated by the Company, covering any such improvement, discovery, idea, concept or invention and will in connection therewith execute such applications, statements, assignments or other documents, furnish such information and data and take all such other action (including, without limitation, the giving of testimony) as the Company may from time to time reasonably request.

     8.   NON-DISCLOSURE AND NON-COMPETITION.

          (a) The Employee recognizes and acknowledges that he/she will have access to certain confidential information of the Company, including but not limited to, trade secrets, customer lists, sales records, future casino development plans and other proprietary commercial information, and that such information constitutes valuable, special and unique property of the Company. The Employee agrees that he/she will not, for any reason or purpose whatsoever, during or after the term of his/her employment, disclose any of such confidential information to any party without express authorization of the Company, except as necessary in the ordinary course of performing his/her duties hereunder.

          (b) The Employee agrees with the Company that during the term of his/her employment with the Company (or any affiliate or subsidiary of the Company) and for a period of one (1) year following the termination of his/her employment with the Company (or any affiliate or subsidiary of the Company), he/she will not, without prior written consent of the Company, engage directly or indirectly in any business (either financially or as a shareholder, employee, officer, partner, independent contractor or owner, or in any other capacity calling for the rendition of personal service or acts of management, operation or control) which owns, operates or manages casinos, bingo parlors or other gaming facilities within the Territory (as hereinafter defined); provided, however, that Employee may own up to three percent (3%) of any class of securities of a corporation engaged in such a competitive business if such securities are listed on a national securities exchange or registered under the Securities Exchange Act of 1934.

          (c) The Employee further agrees that for a period of ninety (90) days following the termination of his/her employment with the Company (or any affiliate or subsidiary of the Company), he/she will not, without prior written consent of the Company, recruit any other Company employees away from the Company.

          (d) The term "Territory" as used herein shall mean a 150 mile radius of each casino, bingo parlor or gaming facility being operated or managed by the Company or for which the Company has either received a local community endorsement or filed for a gaming license as of the date of termination.

          (e) The Employee acknowledges that his/her compliance with the agreements in paragraphs 8(a) and 8(b) hereof is necessary to protect the good will and other proprietary interests of the Company and that he/she is one of the principal executives of the Company and conversant with its affairs, its trade secrets, its customers and other proprietary information. The Employee acknowledges that a breach of his/her agreements in paragraphs 8(a) and 8(b) hereof will result in irreparable and continuing damage to the Company and the business of the Company, for which there will be no adequate remedy at law; and agrees that in the event of any breach of the aforesaid agreements in paragraphs 8(a) and 8(b), the Company and its successors and assigns shall be entitled to injunctive relief of 50% of the Employee's annual salary and to such other and further relief as may be proper. The Employee further agrees that in the event of any breach of the agreement in paragraph 8(c), the Company and its successors and assigns shall be entitled to injunctive relief of 100% of the Employee's annual salary and to such other and further relief as may be proper.

     9. SUPERSEDES OTHER AGREEMENTS. This Agreement supersedes and is in lieu of any and all other employee arrangements between the Employee and the Company or any of their respective subsidiary and affiliated companies.

     10. AMENDMENTS. Any amendment to this Agreement, including any extensions or renewal of the term of employment of Employee, shall be made in writing and signed by the parties hereto.

     11. ENFORCEABILITY. If any provision of this Agreement shall be held invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from the Agreement as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

     12. GOVERNING LAW. The validity and effect of this Agreement shall be governed exclusively by the laws of the State of Illinois, excluding the "conflicts of laws" rules of that state.

     13.  ASSIGNMENT.

          (a) The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company, subject to the provisions set forth in Section 4 hereof.

          (b) This Agreement and the obligations created hereunder may not be assigned by the Employee.

     14. ATTORNEYS' FEES. In the event any legal action to enforce the terms and conditions of this Agreement is commenced, reasonable attorneys' fees, court costs and all reasonable costs of litigation shall be awarded to the prevailing party.

     15. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered or mailed, by certified or registered mail, return receipt requested, addressed to the intended recipient as follows:

     IF TO THE EMPLOYEE:

          [Address]

     IF TO THE COMPANY:

          Argosy Gaming Company
          219 Piasa Street
          Alton, IL  62002
          ATTN:  Legal Department

     Any party may from time to time change its address for the purposes of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with the contents.

     16. WAIVER. No claim or right arising out of a breach or default under this Agreement can be discharged in whole or in part by a waiver of that claim or right unless the waiver is supported by consideration and is in writing and executed by the aggrieved party hereto or its or his/her duly authorized agent. A waiver by any party hereto of a breach or default by the other party hereto of any provision of this Agreement shall not be deemed a waiver of any prior or subsequent compliance therewith, and such provision shall remain in full force and effect.

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by a duly authorized officer, and by the Employee on the date first above written.

                                        ARGOSY GAMING COMPANY

                                        By:
                                           -------------------------------
                                        Title:
                                              ----------------------------


                                        EMPLOYEE

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